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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 2003



                     PLAINS EXPLORATION & PRODUCTION COMPANY
               (Exact name of registrant as specified in charter)

         Delaware                                        33-0430755
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                                    001-31470
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700


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Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

     . uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;
     . unexpected future capital expenditures (including the amount and nature thereof);
     .    impact of crude oil and natural gas price fluctuations;
     .    the effects of competition;
     .    the success of our risk management activities;
     . the availability (or lack thereof) of acquisition or combination opportunities;
     .    the impact of current and future laws and governmental regulations;
     . environmental liabilities that are not covered by an indemnity or insurance; and
     .    general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of  2003 Estimates

     The following table reflects current estimates of certain results for 2003 for Plains Exploration & Production Company (the "Company"). These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.


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                        Operating and Financial Guidance

                                                                                  Quarter Ended               Year Ended
                                                                                 March 31, 2003           December 31, 2003
                                                                            -------------------------  ------------------------
 Estimated Sales Volumes
   Barrels of oil equivalent-MBOE                                                  2,300-2,400               9,400-9,600
   MBOE PER DAY                                                                     25.6-26.7                 25.7-26.3
   % Oil                                                                               95%                       95%
   % Gas                                                                               5%                         5%

 Estimated Oil Price differential to NYMEX (pre-hedge) - $/Bbl                   $4.25 - $4.50              $4.25 - $4.50

 Crude Oil Hedge Positions - barrels per day
   Swaps - Average price $23.81 per barrel                                           19,250                    19,250

 Operating Costs per BOE
   Production expenses                                                           $9.00 - $9.15              $9.00 - $9.15
   General and administrative                                                    $1.50 - $1.60              $1.50 - $1.60
   DD&A - oil and gas                                                                $3.53                      $3.53

 Other Income (expense) ($ in thousands)
   DD&A - other                                                                       450                       1,800

 Book Tax Rate
   Current                                                                             4%                        4%
   Deferred                                                                           37%                        37%

 Weighted Average Equivalent shares outstanding (in thousands)
   Basic                                                                             24,014                    24,040
   Diluted                                                                           24,224                    24,224

 Capital Expenditures ($ in thousands)                                         $18,000 - $20,000          $70,000 - $80,000



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Notes:

     1. Estimates provided do not include the recently announced acquisition of 3TEC Energy Corporation, which is expected to close in the second quarter of 2003.

     2. Estimated production volumes. Production estimates are based on historical operating performance and trends and the Company's 2003 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

     3. Estimated oil price differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 70% of its oil production for 2003.

     4. General and administrative. The G&A amounts provided exclude any expense related to stock appreciation rights which are subject to variable accounting. As a result, the Company's results of operations will be affected by fluctuations in the price of its common stock. At the end of each quarter the Company will compare the per share closing price of its common stock to the exercise price of each outstanding or unexercised stock appreciation right that is vested or for accounting purposes is deemed vested at the end of the period. For example, if a SAR is scheduled to vest on December 31, for accounting purposes one-fourth of the shares are deemed to vest at the end of each quarter even though no vesting occurs until December 31. To the extent the closing price at the end of each period exceeds the exercise price, the Company will recognize the excess as compensation expense to the extent not previously recognized. If the quarter-end closing price decreases compared to prior periods, the Company will reduce compensation expense to the extent previously recognized. As of February 19, 2003 the Company has approximately 4.0 million SAR's outstanding with an average exercise price of $8.70, of which 2.6 million of the SAR's were deemed vested. The Company will incur cash expenditures as SAR's are exercised, but its common share count will not increase.

     5. DD&A - oil and gas. Based on the book value of the Company's proved oil and gas properties at December 31, 2002 and the reserve volumes and future development costs included in the proved reserve reports at that date, the 2003 DD&A rate for its oil and gas properties will be approximately $3.53 per BOE. This number will be revised when the Company completes the calculations to implement FAS 143 effective January 1, 2003. Under FAS 143 the Company will record a liability equal to its discounted estimated abandonment costs and a corresponding increase to oil and gas properties. The Company expects that expense recognized after adoption of FAS 143 will not exceed the $3.53 per BOE DD&A rate although a portion of the expense will be recognized as accretion expense rather than DD&A expense.

     6. Interest expense. The Company's interest expense will consist of interest on:

          a. $200 million of 8.75% Senior Subordinated Notes. The notes were issued at 98.376% of par, and interest expense for the first quarter and 2003 will include $53,000 and $200,000, respectively, for the amortization of the original issue discount.

          b. Amounts outstanding under the Company's $300 million revolving credit facility ("Credit Facility"). The Credit Facility provides for grid pricing at LIBOR or Prime at the


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               Company's option plus a margin based on the percentage of the borrowing base then being utilized as follows:

                                     (Less                (Greater  (Greater
                                     Than)       25%        Than)     Than)
                                      25%       to 50%      50%        75%
                                    ------     ------     ------     -----
                LIBOR Loans         1.375%     1.500%     1.625%     1.750%
                Prime Loans         0.125%     0.250%     0.375%     0.500%
                Commitment Fee      0.375%     0.375%     0.500%     0.500%

          c. The Company has a three-year interest rate swap agreement under which it receives LIBOR and pays 3.9% on a notional amount of $7.5 million.

          d. The Company estimates it will capitalize approximately $500,000 and $2,000,000 of interest during the first quarter and 2003, respectively.

7. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated state rate of 6%. The Company's deferred and current tax rates are based on current estimates of taxable income.

8. Weighted average equivalent shares outstanding. Estimated basic shares outstanding are based on shares outstanding on December 31, 2002. Estimated diluted shares are based on basic shares outstanding, plus restricted shares. Because stock appreciation rights are payable in cash rather than stock, they are not a common stock equivalent and are not included in the earnings per share calculation. The Company does not have any outstanding stock options or warrants.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLAINS EXPLORATION & PRODUCTION COMPANY


Date:  February 20, 2003                /s/ Cynthia A. Feeback
                                        -----------------------------------
                                        Cynthia A. Feeback
                                        Senior Vice President-
                                        Accounting and Treasurer

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